UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2005

                         First Bancorp of Indiana, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           Indiana                        0-29814                35-2061832
           -------                        -------                ----------
(State or other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)        File Number)          Identification No.)

              2200 West Franklin Street, Evansville, Indiana 47712
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (812) 423-3196
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS
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     On June 29, 2005, the Company, through its First Federal Savings Bank subsidiary ("the Bank"), completed a securitization of automobile installment loans. The transaction, which generated a gain on sale of approximately $95,000, involved the sale of approximately $50.8 million of receivables for which the Bank will continue to provide servicing. A portion of the proceeds from the transaction will be used to immediately liquidate $19.0 million of short-term borrowings. The remaining proceeds will be used primarily to fund expected loan demand over the next several months. Similar transactions in the future will depend on a variety of factors including management's assessment of its cash needs and regulatory compliance requirements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     First Bancorp of Indiana, Inc.




Dated:  July 5, 2005                  By:  /s/ Michael H. Head
                                           ------------------------------
                                           Michael H. Head
                                           President and Chief Executive Officer
                                           (principal executive officer)